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                                                                       Exhibit 3

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                               MAF BANCORP, INC.

     MAF Bancorp, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of MAF Bancorp, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that said amendment be considered at the next annual meeting of stockholders of said corporation. The proposed amendment to Paragraph A of Article FOURTH of the Certificate of Incorporation of said corporation is as follows:

     "A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is eight-five million (85,000,000) consisting of:

          (a) five million (5,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"); and

          (b) eighty million (80,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock")."

     SECOND: That said amendment has been duly adopted in accordance with provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of all outstanding stock entitled to vote at the annual meeting of stockholders.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.


                          [SIGNATURE PAGE TO FOLLOW]
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     IN WITNESS WHEREOF, said MAF Bancorp, Inc. has caused this Certificate to be signed and attested by Michael Janssen, its Senior Vice President, and Carolyn Pihera, its Secretary, this 10th day of May, 1999.


                              MAF BANCORP, INC.

                              By: /s/ Michael Janssen
                                  --------------------------
                                      Michael Janssen
                                      Senior Vice President

ATTEST:

By:/s/ Carolyn Pihera
  ---------------------
     Carolyn Pihera
     Secretary